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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 13, 2005

                                   ATARI, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                        of incorporation or organization)

                         Commission File Number: 0-27338


                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                         (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

HSBC Loan and Security Agreement

     See disclosure under Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On May 13, 2005, the Company established a $50,000,000 revolving credit facility (the "New Credit Facility") pursuant to a Loan and Security Agreement (the "Loan Agreement") with HSBC Business Credit (USA) Inc. (the asset-based lending affiliate of HSBC Bank USA, N.A.) (the "Lender"). The New Credit Facility will terminate and be payable in full on May 31, 2006.

     The New Credit Facility consists of a secured, committed, revolving line of credit in an amount up to $50,000,000, which includes a $15,000,000 sublimit for the issuance of letters of credit. Amounts under the New Credit Facility may be borrowed, repaid and reborrowed by the Company from time to time until termination. The New Credit Facility is limited to an amount determined by a formula based on percentages of the Company's eligible receivables and, for an enumerated period of 105 days, eligible inventory. The Company will be required for a period of 90 days, commencing no later than January 31, 2006, to have no outstanding borrowings under the New Credit Facility. The proceeds of the drawings under the New Credit Facility will be used by the Company to finance working capital needs. The New Credit Facility was undrawn on the closing date.

     Borrowings under the New Credit Facility bear interest, at the Company's election, at a rate per annum equal to (i) LIBOR plus 1.75% per annum or (ii) prime rate, as announced by HSBC Bank. The New Credit Facility permits voluntary prepayments by the Company of the outstanding borrowings and voluntary termination by the Company of the New Credit Facility at any time and without premium or penalty, subject to certain conditions pertaining to minimum notice and to reimbursement of customary breakage costs with respect to the prepayment of LIBOR borrowings.

     Under the Loan Agreement, the Company is required to pay (i) commitment fees to the Lender on the undrawn portions of its commitments quarterly in arrears accruing at 0.25% per annum on the unused amount of commitments under the New Credit Facility, (ii) standby letter of credit fees on each outstanding standby letter of credit in an amount equal to 2% per annum, payable quarterly in arrears, (iii) HSBC Bank's fees for the opening, amendment, maintenance, renewal, payment and negotiation of letters of credit (acknowledged, in the case of such payment and negotiation, to be currently the greater of (A) 0.25% of the amount of the payment and (B) $95), and (iv) collateral monitoring fees of $2,500 per month, paid as a one-time fee of $30,000 at closing. In addition, at closing, the Company paid a closing fee of $50,000.

     Obligations under the New Credit Facility are secured by liens on substantially all of the present and future assets of the Company, including accounts receivable, inventory, general intangibles, fixtures, and equipment, but excluding the stock of the Company's non-US subsidiaries and certain assets located outside of the US. The Company's obligations under the Loan Agreement shall be guaranteed by any subsequently established US subsidiaries.

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     The New Credit Facility contains financial covenants that require the
Company to maintain enumerated EBITDA, tangible net worth, and working capital minimums. The New Credit Facility also contains restrictive covenants that, among other things, limit the Company's ability to incur additional debt or liens, pay dividends, guarantee indebtedness, sell assets, make investments, establish new subsidiaries, merge with another company, or enter into transactions with affiliates.

     The New Credit Facility provides for events of default customary to facilities of its type, including non-payment of principal, interest or other amounts, incorrectness of representations and warranties in any material respect, violation of covenants, cross-events of default and cross-acceleration, certain events of bankruptcy or insolvency, certain material judgments, invalidity of any loan or security document, change of control or other material adverse changes. Upon the occurrence of an event of default, the interest rate on all outstanding obligations under the New Credit Facility may increase and payment of all outstanding obligations may be accelerated and/or the Lender's commitments may be terminated. In addition, upon the occurrence of certain bankruptcy or insolvency related events of default all outstanding obligations shall automatically become immediately due and payable.

     The Loan Agreement replaces the $50,000,000 Credit Agreement (the "GECC Credit Agreement"), dated as of November 12, 2002, among the Company as Borrower, the other credit parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation, as Administrative Agent, Agent and Lender, and GECC Capital Markets Group, Inc., as Lead Arranger, as amended, which expired by its terms on May 12, 2005. On the date of its expiration, there were no borrowings outstanding under the GECC Credit Agreement.

     On May 13, 2005, the Company issued a press release announcing the closing of the New Credit Facility, which is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.  The following exhibit is filed as part of this report:

         Exhibit 99.1-     Press Release of Atari, Inc., dated May 13, 2005.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ATARI, INC.

                               By: /s/ Diane Price Baker
                                   --------------------------------------------
                                   Diane Price Baker
                                   Executive Vice President and Chief
                                     Financial Officer


Date:  May 19, 2005


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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
99.1            Press release of Atari, Inc., dated May 13, 2005




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